UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2007
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Employment Extension Agreement
Press Release

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2007, Flowserve Corporation (the “Company”) entered into an employment extension agreement (the “Agreement”) with its President and Chief Executive Officer, Lewis M. Kling, whereby Mr. Kling has agreed to remain as the Company’s President and Chief Executive Officer until the earlier of February 28, 2010 or the date on which the Board of Directors of Company appoints a new Chief Executive Officer. In consideration for Mr. Kling’s agreement to continue employment past the expiration of his existing employment agreement on July 31, 2008, the Company has agreed to provide Mr. Kling certain long-term and other compensation and benefits as described further below. The following description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Company’s press release, dated May 30, 2007, announcing the extension of Mr. Kling’s employment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Long-Term Incentive Compensation
The long-term compensation package is designed to link payment opportunities to Company performance on an absolute scale and relative to the Company’s peers. The annual grant value of the long-term incentives will be set at three times Mr. Kling’s annual salary in effect on each grant date for each full year of employment. It is anticipated that these annual awards will be evenly divided between restricted stock units (RSUs) subject to time-based vesting and performance-based restricted shares the vesting of which will be dependent on Company performance relative to a defined group of industrial manufacturers in overlapping three-year performance periods. These awards will be made on terms and conditions (including with respect to the establishment of award targets and thresholds) no less favorable than those applicable to other senior management of the Company.
Mr. Kling will receive full awards of RSUs and performance-based restricted shares for each of 2008 and 2009 unless his employment is terminated before the date of grant in such year by reason of death or disability, by the Company for cause (as that term is defined in his existing employment agreement) or by Mr. Kling for any reason other than following the assignment to him of duties materially inconsistent with his position or following any actions by the Company resulting in a material diminution of his position or duties. The RSUs will vest in accordance with the terms of each grant (currently in thirds on each of the first three anniversaries of grant) and the performance-based restricted shares will be earned on the basis of performance over the three-year periods to which they pertain.
The Company has also agreed to grant Mr. Kling 50,000 performance-based restricted shares of the Company. Half of these shares will be earned on the basis of the Company’s three-year average return on net asset (RONA) performance relative to the defined group of industrial manufacturers in the years ending 2010, 2011, and 2012. The other half of the 50,000 performance-based restricted shares will be earned if the Company’s three-year average total shareholder return (TSR) equals or exceeds the average three-year TSR of the defined group of industrial manufacturers in the years ending 2010, 2011, and 2012. In either case, if relative performance falls short of the goals, the shares would not be earned. For each of these performance requirements, fifty percent of the awards would be subject to earnout over the three-year period 2008-2010, 30 percent over the three-year period 2009-2011 and 20 percent over the three-year period 2010-2012.
The foregoing awards will be payable without regard to whether Mr. Kling remains employed by the Company throughout the respective service or performance-based vesting period, except that he will forfeit the awards if he is terminated by the Company for cause or if he resigns without the consent of the Board of Directors of the Company before February 28, 2010 (other then following the assignment to him of duties materially inconsistent with his position or following any actions by the Company resulting in a material diminution of his position or duties).
Other Compensation and Benefits
The Company agreed that there would be no reduction in Mr. Kling’s base salary during the term of his employment and that he would be provided with benefits during the term of his employment on a basis no less favorable than that applicable to other senior management of the Company from time to time. The Company also will permit Mr. Kling and his dependents, at his expense with respect to the full cost of the applicable coverage, to participate in the Company’s health and dental plans as in effect from time to time after February 28, 2010 (or earlier, in the case of certain qualifying terminations of employment) until the time he and his spouse each become eligible for coverage under Medicare or a plan of a subsequent employer, unless his employment is terminated before February 28, 2010 by the Company for cause. If the provision of such coverage is not possible, the Company will reimburse Mr. Kling (or his spouse, as the case may be) for any costs incurred in obtaining comparable coverage in excess of what the cost would have been under the Company’s plans.
Effect on Existing Employment Agreement
The Agreement will supersede Mr. Kling’s existing employment agreement with the Company upon the expiration of the existing agreement on July 31, 2008, and the existing agreement will thereupon cease to be effective, except that the Company’s indemnification obligations under the existing agreement will continue in effect in accordance with their terms. No severance will be payable to Mr. Kling upon his termination of employment following the qualification of a new Chief Executive Officer, other than payments of accrued compensation and payment in accordance with the terms of the incentive compensation awards as described above.
Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1	Employment Extension Agreement between the Company and Lewis M. Kling, dated as of May 29, 2007.

99.1	Press Release issued by the Company on May 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: May 30, 2007	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Extension Agreement between the Company and Lewis M. Kling, dated as of May 29, 2007.

99.1	Press Release issued by the Company on May 30, 2007.